EXHIBIT 1

                               RHODA L. CHASE
                C/O Chase Enterprises, One Commercial Plaza
                            Hartford, CT 06103

                                                  July 31, 1997

Insurance Holdings Limited Partnership
C/O Chase Enterprises
One Commercial Plaza
Hartford, CT 06103

Re: Loan of Common Stock of Accel International Corporation

This letter will set forth a modification to an earlier Agreement entered into between Rhoda L. Chase (the "Lender") and Insurance Holdings Limited Partnership (the "Borrower") regarding shares of stock of ACCEL International Corporation (the "Company") and dated December 15, 1995. The purpose of this modification is to increase the number of shares from 335,000 to 670,000. To this end, paragraph 1 of the Agreement is amended to read as follows:

        "1. Lender hereby confirms that it has loaned to Borrower 670,000 shares of the common stock, no par value of the Company ("Borrowed Securities")."

Please confirm that the foregoing sets forth our understanding regarding the modification of the Agreement for the Borrowed Securities by signature below:

                                                  Very truly yours,

                                                  /s/ Rhoda L. Chase

                                                  Rhoda L. Chase

THE FOREGOING IS HEREBY
CONFIRMED AND AGREED TO:

Insurance Holdings Limited Partnership
By:     Chase Insurance Corporation,
        it's General Partner


/S/ Cheryl A. Chase
------------------------------
Cheryl A. Chase
Executive Vice President